CONVERTIBLE PROMISSORY NOTE Modification

THIS CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued Promissory Notes of NOVUSTERRA INC., a Florida corporation (the "Company"), having its principal place of business at 12115 Visionary Way, Suite 174, Fishers, Indiana 46038.

On or about October 4, 2022, the Company issued a convertible promissory note to Westside Advisors LLC for the principal sum of $125,000, which represents $25,000 of original issue discount, together with interest at the rate of 15% per annum, and with a maturity date of April 4, 2024. The convertible promissory note 20% original issue discount, or $25,000, shall be fully earned and charged to the Company as of the maturity date, April 4, 2024.

On or about October 4, 2022, the Company issued a convertible promissory note to SAS Partners LLC for the principal sum of $125,000, which represents $25,000 of original issue discount, together with interest at the rate of 15% per annum, and with a maturity date of April 4, 2024. The convertible promissory note 20% original issue discount, or $25,000, shall be fully earned and charged to the Company as of the maturity date, April 4, 2024.

Westside Advisors LLC and SAS Partners LLC agree to waive all accrued interest for the above-noted convertible promissory notes as of the date of this modification and extend both notes until January 5th, 2025 for the issuance of a total of 2,000,000 warrants with a three-year expiration date and an exercise price of $0.10 per share. Such warrants will be distributable to the following grantees and warrant quantity.

White River Ventures LLC	450,000 warrants
Midwest General Investment Company LLC	350,000 warrants
Liberty Hill Capital Management LLC	300,000 warrants
Homewood Holdings LLC	300,000 warrants
SAS Partners LLC	275,000 warrants
Westside Advisors LLC	325,000 warrants

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Date: April 4, 2024

NOVUSTERRA INC.

By: Greg Jensen

Name: Gregory Jensen

Title: CEO

SAS Partners LLC

By: Steven Segal

Name: Steven Segal

Title: Managing Member

Westside Advisors LLC

By:______________________________

Name: Mark Jensen

Title: Managing Member